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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2010

Six Flags Entertainment Corporation

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(I.R.S. Employer Identification No.)

924 Avenue J East Grand Prairie, Texas	75050
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 595-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K with respect to James Reid-Anderson’s employment agreement is hereby incorporated into this Item 1.01 by reference.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2010, James Reid-Anderson, 51, was appointed President and Chief Executive Officer of Six Flags Entertainment Corporation (the “Company”) and was elected as a director and Chairman of the board of directors (the “Board”).  Prior to joining the Company, Mr. Reid-Anderson served as a healthcare advisor to Apollo Management, L.P. from January 2010 to August 2010.  Mr. Reid-Anderson previously served in various roles at Siemens AG, a global company with a focus on industry, energy and healthcare, including as a healthcare advisor to its Managing Board from December 2008 to March 2010, as Managing Board Member and as Chief Executive Officer, Siemens Healthcare Sector from May to November 2008 and Chief Executive Officer, Siemens Healthcare Diagnostics from November 2007 to April 2008.  Prior to that, Mr. Reid-Anderson served as Chairman, President and Chief Executive Officer of Dade Behring, Incorporated from 2000 to November 2007, which was subsequently acquired by Siemens AG.  Prior to joining Dade Behring in 1996, Mr. Reid-Anderson held financial and operational positions of increasing responsibility at Wilson Sporting Goods Company, PepsiCo and Grand Metropolitan PLC. Mr. Reid-Anderson is a fellow of the Association of Chartered Certified Accountants and holds a degree with honors from the University of Birmingham in England.  He currently serves on the boards of Brightpoint, Inc. and Stericycle Inc. and previously served on the managing board of Siemens AG, and the boards of directors of Dade Behring, Incorporated and Trustmark Insurance Company.

Pursuant to an employment agreement between the Company and Mr. Reid-Anderson (the “Employment Agreement”), dated as of August 12, 2010 (the “Effective Date”), Mr. Reid-Anderson’s base salary will be at least $1,200,000 per year during the period he serves as President and Chief Executive Officer.  Under the terms of the Employment Agreement, Mr. Reid-Anderson is also entitled to participate in the Company’s annual bonus program whereby 50% of his annual bonus will be determined based on achieving certain EBITDA-based performance goals and 50% based on achieving net cash flow-related performance goals, which goals, in each case, will be established by the Compensation Committee of the Board in good faith after consultation with Mr. Reid-Anderson.  Mr. Reid-Anderson’s minimum bonus opportunity, target bonus opportunity and maximum bonus opportunity will be 50%, 120% and 240% of his base salary, respectively.  Pursuant to the Employment Agreement, upon the Effective Date, Mr. Reid-Anderson was granted 145,676 restricted shares of common stock of the Company in accordance with a restricted shares agreement (the “Restricted Shares Agreement”), under the Company’s 2010 Long-Term Incentive Plan, half of which vested upon grant and the remainder of which will vest in equal amounts upon each of the first four anniversaries of the Effective Date. Mr. Reid-Anderson also was granted on the Effective Date options to purchase 728,381 shares of the Company’s common stock in accordance with a nonqualified stock option agreement (the “Option Agreement”) under the Company’s 2010 Long-Term Incentive Plan, which will vest in equal amounts upon each of the first four anniversaries of the Effective Date.  In addition, Mr. Reid-Anderson is entitled to a separate grant of restricted stock units equal to up to 1.25% of the outstanding shares of common stock of the Company based on the achievement of certain EBITDA targets by the Company.  He will be entitled to receive this award upon the completion of the Company’s 2012 audit if he is then employed by the Company but will forfeit half of the award if certain minimum EBITDA thresholds are not achieved in 2012.  This award is subject to accelerated vesting in certain circumstances, including in connection with certain terminations, a change in control of the Company or upon his death or disability.  Mr. Reid-Anderson is also entitled to participate in or receive benefits under the employee benefit programs of the Company, including the Company’s life, health and disability programs, as well as to receive certain customary perquisites and reimbursement of expenses incurred during his employment.

The Employment Agreement provides that if Mr. Reid-Anderson’s employment is terminated for cause by the Company or without good reason by Mr. Reid-Anderson then he will be entitled to accrued amounts of unpaid salary, expenses and benefits.  If Mr. Reid-Anderson’s employment is terminated due to death or disability, he will be entitled to receive accrued amounts of unpaid salary, expenses and benefits as well as a pro rata portion of the annual bonus he otherwise would have received and immediate vesting of time-vested options and certain other equity awards.  In the event Mr. Reid-Anderson’s employment is terminated without cause by the Company or for good reason by Mr. Reid-Anderson, then he will be entitled to accrued amounts of unpaid salary, expenses and benefits, payment of a pro rata bonus, a payment equal to two times his base salary and target bonus for the year, continued coverage for twenty-four months under the Company’s health and life insurance plans and immediate vesting of the greater of (i) unvested  time-vesting equity awards scheduled to vest in the twelve months after termination or (ii) 75% of the unvested component of each outstanding time-vesting equity award; provided that if such a termination occurs under certain circumstances in connection with a change in control of the Company, 100% of his unvested equity awards will vest.

The Employment Agreement also contains customary non-competition, indemnification, confidentiality and proprietary information provisions.

The foregoing descriptions of the Employment Agreement, the Restricted Shares Agreement and the Option Agreement do not purport to be complete and are qualified in their entirety by the text of the Agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Usman Nabi, the Company’s prior Chairman, will continue to serve as a Director of the Company, while Al Weber, the Company’s Interim Chief Executive Officer, will transition to the role of Chief Operating Officer.

On August 13, 2010, the Company issued a press release announcing  the appointment of Mr. Reid-Anderson, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.       Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, by and between James Reid-Anderson and Six Flags Entertainment Corporation, dated August 12, 2010.

10.2	Restricted Shares Agreement Pursuant to the Six Flags Entertainment Corporation Long-Term Incentive Plan., between James Reid-Anderson and Six Flags Entertainment Corporation, dated August 12, 2010.

10.3	Nonqualified Stock Option Agreement Pursuant to the Six Flags Entertainment Corporation Long-Term Plan., between James Reid-Anderson and Six Flags Entertainment Corporation, dated August 12, 2010.

99.1	Press Release, dated August 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

Date: August 18, 2010	By:	/s/ Danielle J. Bernthal
Name: Danielle J. Bernthal
Title: Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, by and between James Reid-Anderson and Six Flags Entertainment Corporation, dated August 12, 2010.

10.2	Restricted Shares Agreement Pursuant to the Six Flags Entertainment Corporation Long-Term Incentive Plan., between James Reid-Anderson and Six Flags Entertainment Corporation, dated August 12, 2010.

10.3	Nonqualified Stock Option Agreement Pursuant to the Six Flags Entertainment Corporation Long-Term Plan., between James Reid-Anderson and Six Flags Entertainment Corporation, dated August 12, 2010.

99.1	Press Release, dated August 13, 2010.